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                                                                   EXHIBIT 10.13


                         EMPLOYMENT AGREEMENT BETWEEN
                  KAMRAN KHEIROLOMOOM AND VIEWSTAR CORPORATION

                            (Revised July 2, 1996)


     This Agreement is entered into between Kamran Kheirolomoom ("Executive") and Viewstar Corporation ("Company") and is effective as of July 2, 1996
(the "Effective Date"). This Agreement supersedes any and all prior agreements relating to Executive's employment with the Company except as specifically provided or incorporated herein.

                                    RECITALS

     WHEREAS Executive has been continuously employed by Company since its founding in 1986, serving previously as President and, from May, 1994, through July, 1995, as Chairman of the Board of Directors, and returning as President and Chief Executive Officer at the Board of Directors' request in July, 1995;

     WHEREAS Company's Board of Directors (the "Board") desires Executive to remain actively employed by the Company; and

     WHEREAS Executive desires to remain so employed under the terms and conditions set forth below;

     NOW, THEREFORE, the parties mutually agree as follows:

     1.   Employment.  For so long as this Agreement remains in effect (the
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"Employment Term"), Executive shall be employed by the Company on a full-time basis, serving as its President and Chief Executive Officer and reporting to the Board of Directors. During the Employment Term, the Company shall use reasonable efforts to cause Executive's continued election to the Board, and he shall serve as a Director without additional compensation.

     2.   Salary and Operating Bonus.
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          (a)  General Rule.  During the Employment Term, Executive shall be
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paid an annual salary (the "Base Salary") of $180,000 per year beginning April
1, 1996, and shall be eligible to receive an operating incentive bonus (the "Bonus") of up to 40% of his then current base salary based on achievement of Company performance goals as set forth in the Company's Management Incentive Plan (the "Plan").

          (b)  Base Salary.  The Board shall review Executive's base salary at
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least annually on the same basis as the Board shall review compensation of other executive officers. In its review, the Board shall consider changes in relevant cost of living indices and the Company's performance, including growth in revenue, operating income and overall performance according to the Company's Plan.
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          (c)  Bonus.  The performance goals set forth in the Plan shall be
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reviewed annually or more frequently, as appropriate, by the Board in consultation with Executive. Such review shall take into account such matters as Company revenue, pre-tax profitability and return on shareholders' equity. The above notwithstanding, until the end of six months following the initial public offerieng of the Common Stock of the Company that is registered with the Securities and Exchange Commission, half of the Bonus amount (i.e., 20% of Base
                                                              ----
Salary) shall be paid twice-monthly pursuant to the Company's regular payroll practices, regardless of actual Company performance. The remainder of the Bonus shall be determined on the basis of actual Company performance compared to the Plan and shall be paid according to Company practice with respect to payment of executive bonuses.

     3.   Benefits; Expenses.  During the Employment Term, Executive will
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continue to participate in any group medical, dental, life insurance and disability insurance plans, or similar benefit plans of the Company to the extent eligible and that are available to comparable employees. The Company will reimburse Executive for all reasonable business and travel expenses actually incurred and paid by Executive in the performance of his services in accordance with the Company's expense reimbursement policies in effect at the time.

     4.   Special Bonus.  The Company shall pay the Executive a bonus (the
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"Special Bonus") of $60,000 on each of January 1, 1997; January 1, 1998; and
January 1, 1999. The parties agree that the Special Bonus, as set forth above, shall be full payment of all severance benefits the Executive is entitled to receive, as of the Effective Date, pursuant to Section 7(b) of the employment agreement entered into by the Executive and the Company on May 20, 1994 (the "1994 Employment Agreement"), which agreement terminated effective July 26, 1995. The above notwithstanding, in the event that the Executive voluntarily resigns as President and Chief Executive Officer of the Company, and as a member of the Board, no installments of the Special Bonus shall thereafter become payable.

     5.   Loan.  As of the Effective Date, the Company shall lend the Executive
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the sum of $153,000.  Such loan (the "Loan") shall be full-recourse and shall bear interest at the minimum rate necessary to avoid the imputation of interest. The Loan and interest shall become due and payable in three equal installments on each of January 15, 1997; January 15, 1998; and January 15, 1999. In the event of Executive's voluntary resignation of both his employment with the Company and his membership on the Board, the Loan and interest shall immediately become due and payable.

     6.   Existing Stock Option Grants.
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          (a)  Repricing.  All options to purchase Common Stock of the Company
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held by Executive as of the Effective Date (the "Options") shall be "repriced"
so that the per share exercise price of the such Options shall be $ .10.

          (b)  Vesting.  Subject to Section 8 below, the Options shall continue
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to vest during the Employment Term and during any subsequent service as a
Director or consultant to the

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Company, provided that the Executive observes provisions for non-solicitation of employees of the Company set forth in Section 9 of this Agreement.

          (c)  Exercise Price Loan.  As previously provided under Section 11 of
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the Executive's employment agreement dated as of May 20, 1994 ("1994 Employment
Agreement"), the Company shall lend Executive the exercise price of the Options at the time Executive exercises the Options. Such loan (the "Exercise Price Loan") shall be recourse and shall be secured by the shares purchased. The loan shall bear interest at the minimum rate necessary to avoid imputation of interest to the Company. The loan shall be due and payable in full on the earlier of (a) three years from the date the loan is made or (b) 18 months after the date the Company completes an initial public offering of the Common Stock of the Company that is registered with the Securities and Exchange Commission. A portion of the principal amount of the loan shall be due and payable on the date of the sale of any portion of the stock securing the loan. The portion of the loan which becomes due upon each such sale shall equal the initial principal amount multiplied by (i) the number of shares being sold divided by (ii) the number of shares which initially secure the loan.

     7.   Cancellation of 1993 Note.  As of the Effective Date, the Company
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shall forgive Executive's promissory note to the Company for $59,000, executed
December 8, 1993 (the "1993 Note"), together with interest accrued upon such 1993 Note up to the Effective Date. In addition, at such time as any tax liability of the Executive becomes due as a result of such forgiveness of the 1993 Note, the Company shall reimburse the Executive a "grossed up" amount equal to such tax liability and any tax liability upon such reimbursement.

     8.   Benefits on Termination.
          -----------------------

          (a)  Termination.  The Executive's employment with the Company may be
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terminated by either party upon 90 days prior written notice to the other.

          (b)  Continuation of Vesting.  Except in the case of a termination as
               -----------------------
a result of a "Change of Control" (as defined below), if the Company terminates Executive without "Cause" (as defined below) prior to July 1, 1997, following such termination Executive's Options shall continue to vest through such date. In the event of a termination as a result of a Change of Control, any such continued vesting of Executive's Options shall be at the discretion of the surviving or successor corporation.

          (c)  Benefits Continuation.  If the Company terminates Executive
               ---------------------
without "Cause" (as defined below), the Executive shall continue to participate in the Company's group medical, dental, life and disability insurance plans for twelve (12) months thereafter. If the Executive is not permitted under the terms of such plans to continue to participate following such termination, the Company shall reimburse the Executive for the cost of equivalent individual insurance coverage for such twelve (12) month period.

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          (d)  "Cause."  For purposes of this Agreement, "Cause" shall mean
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(i) the willful failure by the Executive to substantially perform his material duties for 60 days after written demand for substantial improvement in performance is delivered to the Executive by the Board which specifically identifies the manner in which the Board believes that the Executive has not substantially performed his duties, (ii) the Executive's failure (in a material respect) to follow reasonable and lawful policies or directives established by the Board within 10 days after written notice to the Executive by the Board that the Executive is not following such policies or directives, (iii) demonstrated bad faith conduct that is materially detrimental to the Company, or (iv) the conviction of the Executive of any crime involving the property or business of the Company.

          (e)  "Change of Control." For purposes of this Agreement, a "Change of
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Control" shall be deemed to occur if (i) the Company sells or otherwise disposes of all or substantially all of its assets; (ii) there is a merger or consolidation of the Company with any other corporation or corporations, provided that the shareholders of the Company, as a group, do not hold, immediately after such event, at least 50% of the voting power of the surviving or successor corporation; or (iii) any person or entity, including any "person" as such term is used in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (exclusive of persons who are now officers or directors of the Company), becomes the "beneficial owner" (as defined in the Exchange Act) of Common Stock of the Company representing 50% or more of the combined voting power of the voting securities of the Company.

     9.   Non-Solicitation.  During Employment Term and for so long after that
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as Executive serves as a director and/or continues to provide consulting services as mutually agreed, Executive shall not solicit or induce employees to leave the Company's employ. The foregoing shall not prohibit the Executive or any entity with which the Executive may be affiliated from hiring a former employee of the Company who approaches Executive on his/her own initiative or in response to a general recruitment effort by or through Executive, or if Executive first communicates with the former Company employee about potential employment after the employee has left employment with the Company.

    10.   Transfer of Equipment.  On termination of Executive's employment, the
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Company shall take all action necessary to transfer and assign to Executive the personal computers, printers, monitors and other computer hardware accessories, and cellular telephone, actively used by Executive in the course of his duties.

    11.   Third Party Licenses.  On termination of Executive's employment, the
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Company shall assign to Executive all software then actively used by Executive in the course of his duties covered by "shrink-wrap" licenses from third parties which by their terms are assignable to the possessor of the applicable disk and documentation.

    12.   Withholding; No Offset.  Payments and transfers of salary, bonus and
          ----------------------
severance payments made during the Employment Term are subject to tax withholding, to the extent applicable. Payments and transfers of salary continuation, bonus and severance payments made

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during the Consulting Term are not subject to tax withholding. Executive is not required to mitigate the amount of any payment by Company, whether by seeking new employment or in any other manner, and Company's obligations shall not be reduced through Executive's employment by or activities on behalf of other entities or by the absence of such employment or activities.

    13.   Successors.  The Company shall require any successor or assignee, in
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connection with any sale, transfer or other disposition of all or substantially all of the Company assets or business, whether by purchase, merger, consolidation or otherwise, expressly to assume and agree to perform the Company's obligations under this Agreement in the same manner and to the same extent that the Company would be required to perform if no such succession or assignment had taken place. In such event, the term "Company", as used in this Agreement, shall mean the Company as defined above and any successor or assignee to the business and assets which by reason hereof becomes bound by the terms and provisions of this Agreement.

    14.   Confidentiality.  Except as required by applicable laws, neither party
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shall disclose the contents of this Agreement without first obtaining the prior written consent of the other party, provided, however, that the Executive may disclose this Agreement to his attorney, financial planner and tax advisor if such persons agree to keep the terms hereof confidential.

    15.   Arbitration.  Any claim, dispute or controversy arising out of this
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Agreement, the interpretation, validity or enforceability of this Agreement or the alleged breach thereof shall be submitted by the parties to binding arbitration pursuant to the rules then in effect of the American Arbitration Association in San Mateo County, California; provided, however, that this arbitration provision shall not preclude the Company from seeking injunctive relief from any court having jurisdiction with respect to any disputes or claims relating to or arising out of the misuse or misappropriation of the Company's trade secrets or confidential and proprietary information. All costs and expenses of arbitration or litigation, including but not limited to attorneys fees and other costs reasonably incurred by the Executive, shall be paid by the party who shall not have prevailed in the arbitration, all as conclusively determined by the arbitrators. Judgment may be entered on the award of the arbitration in any court having jurisdiction.

    16.   Governing Law.  This Agreement shall be governed by and construed in
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accordance with the laws of the State of California applicable to agreements made and to be performed entirely within such state.

    17.   Integration.  This Agreement, the Proprietary Information Agreement,
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any Stock Option Agreements (as amended to date), the Stock Restriction
Agreement, the Restricted Stock Purchase Agreement and any written Company plans that are referenced herein, represent the entire agreement and understanding between the parties as to the subject matter hereof and supersede all prior or contemporaneous agreements, whether written or oral. No waiver, alteration, or modification, if any, of the provisions of this Agreement shall be binding unless in writing and signed by duly authorized representatives of the parties hereto.

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    18.   Voluntary Execution; Conflict Waiver.  The Executive has received
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independent legal counsel regarding this Agreement, which was drafted jointly by the Executive's and the Company's counsel. The Executive is signing this Agreement knowingly and voluntarily. The Company and the Executive acknowledge that Wilson, Sonsini, Goodrich & Rosati ("WSGR") has acted as counsel to the Company in negotiating this Agreement and may continue to serve as the Company's general counsel in the future, acknowledge that each has received full disclosure of any potential conflict of interests which may result from such representation, and knowingly and voluntarily waive any such conflict of interest.

    19.   Independent Advice.  In negotiating this Agreement, Executive
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acknowledges that he has been represented by his own counsel and has received his own independent tax advice. The Company has no responsibility for any tax consequences which may result from the transactions described in this Agreement.

    20.   Counterparts.  This Agreement may be executed in counterparts, which
          ------------
together will constitute on instrument.


Agreed to this 2 day of July, 1996.


EXECUTIVE                              VIEWSTAR CORPORATION

/s/ Kamran Kheirolomoom
- ---------------------------            By: /s/ F. Gibson Myers, Jr.
Kamran Kheirolomoom                       ---------------------------
                                          F. Gibson Myers, Jr.
                                          Director and Member,
                                          Compensation Committee


Each person executing this Employment Agreement represents and warrants that he has the full authority to enter into this Agreement and to fully bind the party to be bound.

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                               CONSENT OF SPOUSE
                               -----------------


     I hereby consent to this Agreement for purposes of any community property interest I may have in the foregoing arrangements. I have had the opportunity to seek independent counsel with regard to this consent and knowingly and voluntarily waive the right to such counsel.


                                           Lia M. Turk Kheirolomoom

Dated:   July 2, 1996                      /s/ Lia M. Turk Kheirolomoom
      __________________________           _______________________________
                                           Printed Name of Spouse

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